UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 21, 2003

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure

On January 16, 2003, El Paso Electric Company (the “Company”) was served with a complaint on behalf of a purported class of shareholders alleging violations of the federal securities laws. The complaint was filed in the United States District Court for the Western District of Texas by a holder of 100 common shares of the Company. The allegations arise out of an investigation by the Federal Energy Regulatory Commission (“FERC”) of the power markets in the Western United States during 2000 and 2001. The Company and the trial staff of the FERC reached a settlement of the FERC investigation on December 5, 2002. The Company believes the lawsuit is without merit and intends to defend itself vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO ELECTRIC COMPANY

By:	/s/ Terry Bassham
Terry Bassham Executive Vice President, Chief Financial and Administrative Officer (Duly Authorized Officer and Principal Financial Officer)

Dated:    January 21, 2003